Exhibit 3.3
WHARTON CONSTRUCTION COMPANY
CERTIFICATE OF INCORPORATION
     We, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:
     I. The corporate name is WHARTON CONSTRUCTION COMPANY.
     II. The address of the registered office of the corporation in the State of Delaware is 901 Market Street, in the City of Wilmington, County of New Castle.
     The registered agent in charge thereof is Corporation Guarantee and Trust Company.
     III. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be authorized under the General Corporation Law of Delaware.
     To carry on a general building, contracting and construction business and to act as contractor, sub-contractor and building operator for the purpose of excavating, building, erecting, repairing, renovating, altering and marketing of buildings, homes, apartment houses, stores, theatres, structures of every description and public and private works and conveniences of all kinds.
     IV. The corporation is authorized to issue capital stock to the extent of One Thousand (1,000) shares without par value.
     V. The Board of Directors is authorized and empowered to make, alter, amend and rescind the By-Laws of he corporation.
     VI. The names and addresses of the Incorporators are as follows:

Name	Address
Ira S. Pimm, Jr.	2225 Land Title Building
Philadelphia, Pa.

Charles A. Adami	2225 Land Title Building
Philadelphia, Pa.

Standish F. Hansell	2225 Land Title Building
Philadelphia, Pa.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 15th day of May, 1968
                                        (SEAL)
                                        (SEAL)
                                        (SEAL)
STATE OF PENNSYLVANIA
COUNTY OF PHILADELPHIA
     BE IT REMEMBERED that on this 15th day of May, A.D. 1968, Personally appeared before me, a Notary Public for the State and County aforesaid, Ira S. Pi1mn, Jr., Charles A. Adami, and Standish F. Hansell
parties to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to them and each of them the contents of said Certificate, they did each severally acknowledge that they signed, scaled and delivered the same as their several voluntary act and deed, and each deposed that the facts therein stated were truly set forth.
     GIVEN under my hand and seal of office the day and year aforesaid.
(NOTARY SEAL)

2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     WHARTON DEVELOPMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY,
     FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
RESOLVED, that the Certificate of Incorporation of WHARTON DEVELOPMENT COMPANY, be amended by changing the Article thereof numbered “I” so that, as amended said Article shall be and read as follows:
“I. The corporate name is AMERICAN MEDICORP DEVELOPMENT CO.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said WHARTON DEVELOPMENT COMPANY has caused this certificate to be signed by Edwin M. Ducat, its President, and attested by W. Thomas Berriman, its Secretary, this 9th day of June, 1972.

WHARTON DEVELOPMENT COMPANY	WHARTON DEVELOPMENT COMPANY
CORPORATE SEAL 1968
DELAWARE	By	/s/ Edwin M. Ducat President
ATTEST:

By	/s/ W Thomas Berriman Secretary

2

AMERICAN MEDICORP DEVELOPMENT CO.
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     AMERICAN MEDICORP DEVELOPMENT CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY,
     FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
RESOLVED, that the Certificate of Incorporation of AMERICAN MEDICORP DEVELOPMENT CO. be amended by adding a third paragraph to that Article thereof numbered III so that such third paragraph shall be and read as follows:
Such purpose shall include the ownership and operation of a sewage treatment plant.
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said AMERICAN MEDICORP DEVELOPMENT CO. has caused this certificate to be signed by John B. Bartlett, its Vice President, and attested by Priscilla M. Bodnar, its Assistant Secretary, this 20 day of August, 1975.

AMERICAN MEDICORP DEVELOPMENT CO.

	By:	/s/ John Bartlett Vice President
CORPORATE SEAL

ATTEST:

By:	/s/ Priscilla M. Bodnar Assistant Secretary

2

State of Delaware	)
) ss,
New Castle County	)
     I, Leo J. Dugan, Jr. Recorder of Deeds for New Castle County, Delaware, do hereby certify that Certified Copy of Certificate of Amendment of “AMERICAN MEDICORP DEVELOPMENT CO.”
was received for record in this office on August 22, 1975 and the same appears of record in the Recorder’s Office for said County.
     Witness my hand and Official Seal, this twenty-sixth day of August A.D. 1975.

/s/ Leo J. Dugan, Jr. Recorder.
(SEAL)

     CERTIFICATE OP CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT OF AMERICAN MEDICORP DEVELOPMENT CO. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON AUGUST 22, 1975, AND RECORDED IN THE OFFICE OF THE RECORDER OF DEEDS FOR NEW CASTLE COUNTY, DELAWARE, ON AUGUST 22, 1975.
     AMERICAN MEDICORP DEVELOPMENT CO.; a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     1. The name of the corporation is AMERICAN MEDICORP DEVELOPMENT CO.
     2. That a Certificate of Amendment was filed by the Secretary of State of Delaware on August 22, 1975, and recorded in the office of the Recorder of Deeds of New Castle County on August 22, 1975 and that said certificate requires correction as permitted by subsection (F) of section 103 of The General Corporation Law of the State of Delaware.
     3. The inaccuracy or defect of said certificate to be corrected is as follows:
      4. The third paragraph of Article First of the certificate is hereby eliminated.
     IN WITNESS WHEREOF, said AMERICAN MEDICORP DEVELOPMENT CO. has caused this certificate to be signed by John B. Bartlett its Vice President and attested by Priscilla M. Bodnar its Assistant Secretary, this 18th day of December, 1975.

AMERICAN MEDICORP DEVELOPMENT CO.

By	/s/ John B. Bartlett John B. Bartlett, Vice President

ATTEST:

By	/s/ Priscilla M. Bodnar Priscilla M. Bodnar,
Assistant Secretary